UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 10, 2009

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7799 Pardee Lane, Oakland CA		94621
(Address of principal executive offices)		(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 10, 2009, World Heart Corporation issued a press release announcing that Mr. Morgan Brown has been appointed Vice President of Finance and Chief Financial Officer of the Company effective August 10, 2009. Mr. Brown is taking over the role of Vice President of Finance and Chief Financial Officer  from Mr. Dave Pellone, who has served as the Company’s Vice President of Finance and CFO since July 2008.

Mr. Brown, age 40, was Chief Financial Officer and Senior Vice President at Lifetree Clinical Research since 2008 where he oversaw the accounting, finance, human resource, facility and information technology departments. From 2000 to 2008, Mr. Brown was with NPS Pharmaceuticals Inc., a Russell 2000 public company, where he served as Vice President of Finance and Treasurer. During his tenure at NPS, Mr. Brown was involved in numerous financings as well as merger and acquisition activities.

Before NPS, Mr. Brown worked for KPMG LLP in Salt Lake City.  Mr. Brown managed multiple audit engagements, servicing private and publicly owned clients. Mr. Brown is a licensed certified public accountant in Utah and earned a master’s degree in business administration from the University of Utah and a bachelor’s degree in accounting from Utah State University.

In connection with his appointment, the Company entered into an offer letter with Mr. Brown.  Mr. Brown’s initial base salary will be $250,000 per year.  Effective August 10, 2009 the Company’s Board of Directors approved a grant to Mr. Brown of an option to purchase 110,000 common shares of the Company at an exercise price of $4.95 per share pursuant to the Company’s 2006 Equity Incentive Plan (formerly known as World Heart Corporation Employee Stock Option Plan). The option will vest at the rate of 25% of the shares on the twelve month anniversary of Mr. Brown’s appointment as Vice President of Finance and Chief Financial Officer, with the remaining shares vesting monthly thereafter over a three year period, subject to his continued employment.  Contingent on his continued employment, Mr. Brown will also be eligible to receive additional grants of options to purchase 11,000 common shares at the end of the first and second years of his employment. Mr. Brown will also be eligible for a target bonus of up to 20% of his annual base salary, based upon the achievement of objectives to be agreed upon by the Company’s Board of Directors or its Compensation Committee.

There are no arrangements or understandings between Mr. Brown and any other persons pursuant to which he was selected as an executive officer of the Company. There are no family relationships between Mr. Brown and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer.

A copy of the press release is attached hereto as Exhibit 99.1.  A copy of the offer letter is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Description of Exhibit.

99.1	Press release, dated August 10, 2009

99.2	Letter Agreement with Morgan Brown

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 10, 2009

WORLD HEART CORPORATION

	By:	/s/ J. Alex Martin
	Name:	J. Alex Martin
	Title:	President and Chief Executive Officer